--------------------------------------------------------------------------------

      As filed with the Securities and Exchange Commission on May 15, 2003

                                                               File No. 333-9130

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933


                             TRANSCANADA CORPORATION
             (Exact name of registrant as specified in its charter)

            CANADA                                   NOT APPLICABLE
  (State or other jurisdiction           (I.R.S. Employer Identification No.)
of incorporation or organization)


                              450 - 1ST STREET S.W.
                        CALGARY, ALBERTA, T2P 5H1, CANADA
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                          TRANSCANADA STOCK OPTION PLAN
                            (Full title of the plan)


                        TRANSCANADA POWER MARKETING LTD.
                          110 TURNPIKE ROAD, SUITE 203
                        WESTBOROUGH, MASSACHUSETTS 01581
                     (Name and address of agent for service)


                                 (508) 871-1855
          (Telephone number, including area code, of agent for service)

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-9130) is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the completion by TransCanada PipeLines Limited, a Canadian public company ("TransCanada PipeLines"), of an arrangement pursuant to a statutory reorganization (the "Arrangement") through which TransCanada PipeLines became a wholly owned subsidiary of TransCanada Corporation, a Canadian public company (the "Registrant"). The Arrangement was effected pursuant to Articles of Arrangement that were filed with the director appointed pursuant to Section 260 of the Canada Business Corporations Act. The shareholders of TransCanada PipeLines approved the Arrangement at a special meeting of shareholders that was held on April 25, 2003. By virtue of the Arrangement, each issued and outstanding common share (and related right under the shareholder rights plan) of TransCanada PipeLines was exchanged for one common share (and related right under the shareholder rights plan) of the Registrant and each new common share of the Registrant was issued in a transaction exempt from registration under Section 3(a)(10) of the Securities Act of 1933, as amended. As a result, each holder of common shares of TransCanada PipeLines became the owner of common shares of the Registrant.

         In accordance with paragraph (d) of Rule 414 under the Securities Act, the Registrant expressly adopts this registration statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended. The applicable registration fees were paid at the time of the original filing of this registration statement.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM  3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, filed with the Securities and Exchange Commission by the Registrant with the Securities and Exchange Commission or assumed by the Registrant as the successor issuer to TransCanada PipeLines, are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

         (a) Annual Report on Form 40-F for the year ended December 31, 2002 filed by TransCanada PipeLines;

         (b) The following documents filed as exhibits to the Form 6-K report filed on April 28, 2003 by TransCanada PipeLines:

               (i) Management's Discussion and Analysis of Financial Condition and Results of Operations of the Registrant as at and for the period ended March 31, 2003;

               (ii) Consolidated comparative interim unaudited financial statements of the Registrant for the period ended March 31, 2003; and

               (iii) U.S. GAAP reconciliation of the consolidated comparative interim unaudited financial statements of the Registrant;

         (c) Form 6-K report filed on May 15, 2003 by the Registrant to report the completion of the Arrangement and the Registrant's succession to TransCanada PipeLines; and

         (d) The description of the Registrant's common stock contained in the Management Proxy Circular of TransCanada PipeLines dated February 25, 2003 (filed as part of a Form 6-K report filed on March 26, 2003).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the common shares registered hereunder will be passed upon for the Registrant by Albrecht W.A. Bellstedt, Executive Vice-President, Law and General Counsel of the Registrant. As of May 15, 2003, Mr. Bellstedt beneficially owned 11,577 common shares of the Registrant and held exercisable options to purchase 209,375 common shares of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 124 of the Canada Business Corporation Act ("CBCA") and Section 6 of the Registrant's By-Law No. 1 provide for the indemnification of directors and officers of the Registrant. Under these provisions, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor and his heirs or legal representatives (collectively, an "Indemnified Person") against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Indemnified Person in respect of any civil, criminal or administrative action or proceeding (other than in respect to an action by or on behalf of the Registrant to procure a judgment in its favor) to which the Indemnified Person is made a party by reason of being or having been a director or officer of the Registrant or such body corporate, if the Indemnified Person fulfills the following two conditions: (a) he or she acted honestly and in good faith with a view to the best interests of the Registrant and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. In respect of an action by or on behalf of the Registrant to procure a judgment in its favor, the Registrant, with the approval of a court, may indemnify an Indemnified Person against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfills the conditions set out in clauses (a) and (b) of the previous sentence. Notwithstanding the foregoing, an Indemnified Person is entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of his or her position with the Registrant if he or she was substantially successful on the merits in his or her defense of the action or proceeding and if he or she fulfills the conditions in clauses (a) and (b) of this paragraph.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The Registrant maintains directors' and officers' liability insurance with policy limits of U.S. $175 million in the aggregate, subject to a deductible in respect of corporate reimbursement of U.S. $250,000 for each loss. Generally, under this insurance the Registrant is reimbursed for payments made under corporate indemnity provisions on behalf of its directors and officers, and individual directors and officers (or their heirs and legal representatives) are reimbursed for losses arising during the performance of their duties for which they are not indemnified by the Registrant. Major exclusions from coverage include claims arising from illegal acts, those acts which result in illegal personal profit, violation of any fiduciary duty under the United States of America Employee Retirement Income Security Act of 1974, pollution damage (except for resultant shareholder actions) and claims brought by a director or officer against the Registrant, or another director or officer or by the Registrant against a director or officer except for shareholder derivative actions.

         The foregoing is a description of the provisions of Section 124 of the CBCA and the Registrant's By-Law No. 1 regarding indemnification of directors and officers of the Registrant and the Registrant's directors' and officers' liability insurance in effect as of May 15, 2003 under a policy held by TransCanada PipeLines dated as of October 1, 2002.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Index to Exhibits which is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

A.       Rule 415 Offering

         The Registrant hereby undertakes:

          (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       Filings Incorporating Subsequent Exchange Act Documents by Reference

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       Indemnification of Officers and Directors

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to under Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on the 15th day of May, 2003.

                                        TRANSCANADA CORPORATION

                                        By:      /s/ Harold N. Kvisle
                                           -------------------------------------
                                                     Harold N. Kvisle
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                                       AND DIRECTOR


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints each of Harold N. Kvisle, Russell K. Girling and Rhondda E.S. Grant his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         This Power and Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities indicated on May 15th, 2003.

         SIGNATURE                                 TITLE
         ---------                                 -----
 /s/ Harold N. Kvisle
--------------------------             President and Chief Executive
     Harold N. Kvisle              Officer (Principal Executive Officer)
                                               and Director

/s/ Russell K. Girling
--------------------------  Executive Vice-President and Chief Financial Officer
    Russell K. Girling                 (Principal Financial Officer)


   /s/ Lee G. Hobbs
--------------------------             Vice-President and Controller
       Lee G. Hobbs                   (Principal Accounting Officer)


/s/ Douglas D. Baldwin
--------------------------                       Director
    Douglas D. Baldwin


                                     III-1

         SIGNATURE                                 TITLE
         ---------                                 -----


   /s/ Wendy Dobson
--------------------------                       Director
       Wendy Dobson


--------------------------                       Director
 The Hon. Paule Gauthier,
   P.C., O.C., O.Q. Q.C.


--------------------------                       Director
   Richard F. Haskayne


 /s/ Kerry L. Hawkins
--------------------------                       Director
     Kerry L. Hawkins


 /s/ S. Barry Jackson
--------------------------                       Director
     S. Barry Jackson


 /s/ David P. O'Brien
--------------------------                       Director
     David P. O'Brien


   /s/ James R. Paul
--------------------------                       Director
       James R. Paul


 /s/ Harry G. Schaefer
--------------------------                       Director
     Harry G. Schaefer


--------------------------                       Director
    W. Thomas Stephens


--------------------------                       Director
    Joseph D. Thompson


                                      III-2

                            AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has duly signed this Post-Effective Amendment No. 1, solely in the capacity of the duly authorized representative of TransCanada Corporation in the United States, on May 15, 2003.

                                        TRANSCANADA POWER MARKETING LTD.

                                        By:     /s/  Rhondda E.S. Grant
                                           -------------------------------------
                                                     Rhondda E.S. Grant
                                                        SECRETARY


                                      III-3

                                  EXHIBIT INDEX

   EXHIBIT
    NUMBER                             DESCRIPTION
   --------                            -----------

     4.1 Certificate and Articles of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 14, 2003)

     4.2        By-law No. 1 of the Registrant (incorporated by reference from
                Exhibit 3.2 to the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 14,
                2003)

     4.3        TransCanada Stock Option Plan

     4.4 Shareholder Rights Plan, dated as of April 24, 2003, by and between the Registrant and Computershare Trust Company of Canada, including the form of rights certificate (incorporated by reference from Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 14, 2003)

     5.1        Opinion of Albrecht W.A. Bellstedt

    23.1        Consent of KPMG LLP

    23.2        Consent of Albrecht W.A. Bellstedt (included in Exhibit 5.1)

    24.1 Power of attorney (included on pages III-1 and III-2 of the Registration Statement).